Exhibit 3.1

The Companies Act (Amended) of the Cayman
Islands

Exempted Company Limited by Shares

Amended and Restated
Memorandum of Association

of

AIB Acquisition Corporation

(Adopted by special resolution dated 13 September 2021)

www.verify.gov.ky File#: 377333	Filed: 13-Sep-2021 12:02 EST
Auth Code: D03734445776

The Companies Act (Amended) of the Cayman
Islands

Exempted Company Limited by Shares

Amended and Restated
Memorandum of Association

of

AIB Acquisition Corporation

(Adopted by special resolution dated 13 September 2021)

1.	The name of the company is AIB Acquisition Corporation.

2.	The Company’s registered office will be situated at the offices of Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands or at such other place in the Cayman Islands as the Directors may at any time decide.

3.	The Company’s objects are unrestricted and the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4.	The Company has unrestricted corporate capacity and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5.	The share capital of the Company is US$5,400 divided into 54,000,000 shares of a nominal or par value of US$0.0001, further designated as: (i) 50,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each, (ii) 3,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each, and (iii) 1,000,000 Preference Shares of a nominal or par value of US$0.0001.each.

6.	The liability of each Member is limited to the amount (if any) unpaid on that Member’s shares.

7.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

8.	The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered as an exempted company in the Cayman Islands.

9.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

www.verify.gov.ky File#: 377333	Filed: 13-Sep-2021 12:02 EST
Auth Code: D03734445776